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                                                                    Exhibit 10.1


This is the form of a material change report required under section 85(1) of the Securities Act and section 151 of the Securities Rules.

                                 BC FORM 53-901F
                              (PREVIOUSLY FORM 27)

                                 SECURITIES ACT

                          MATERIAL CHANGE REPORT UNDER
             SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA) AND SIMILAR PROVISIONS OF OTHER APPLICABLE LEGISLATION


ITEM 1.     REPORTING ISSUER

            Pan American Silver Corp. (the "COMPANY")
            1500 - 625 Howe Street
            Vancouver, BC  V6E 2T6

ITEM 2.     DATE OF MATERIAL CHANGE

            November 8, 2002

ITEM 3.     PRESS RELEASE

            A press release was issued by the Company on November 8, 2002 at Vancouver, British Columbia and distributed through the facilities of Canada NewsWire.

ITEM 4.     SUMMARY OF MATERIAL CHANGE

            The Company announced that it has entered into two agreements with Volcan Compania Minera S.A.A. ("VOLCAN") regarding two large silver-bearing stockpiles located adjacent to Volcan's Cerro de Pasco operation in central Peru. The first agreement grants the Company the right to acquire a 60% interest in the stockpiles by spending US$2 million on the project over a three-year period. The second agreement grants the Company the right to mine and sell 600,000 tonnes of the richest silver stockpiles to a nearby smelter, which will use them as flux in its smelting operation. A ten-year contract has been negotiated with the smelter and stockpiles sales are expected to average approximately 46,000 tonnes per year resulting in an annual silver production of approximately 500,000 ounces at an estimated total production cost of less than US$2 per ounce. The purchase price will be US$4 million, payable in common shares of the Company valued at current market prices, plus a one-third production bonus to Volcan after the Company has recovered its acquisition costs, operating costs, deemed taxes and interest on the acquisition cost.

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ITEM 5.     FULL DESCRIPTION OF MATERIAL CHANGE

            The Company announced that it has entered into two agreements with Volcan, a major Peruvian mining company regarding two large silver-bearing stockpiles located adjacent to Volcan's Cerro de Pasco operation in central Peru, about 36 km from the Company's Huaron mine.

            The first agreement grants the Company the right to acquire a 60 percent interest in the stockpiles by spending US$2 million on the project over a three-year period. In the twelve months following this period, the Company can increase its interest to 100 percent by paying Volcan US$3 million and granting Volcan a seven percent royalty on commercial production from the stockpiles. The first phase of the Company's work will be a detailed definition drilling program to confirm historic resources estimated by Volcan to be 26 million tonnes of stockpiles grading 227 g/t silver (a contained silver resource of more than 180 million ounces). The second phase will comprise detailed metallurgical studies and economic evaluation designed to determine the economics of commercial extraction. Historic studies indicate that a silver price in excess of US$6.50 would be required to profitably recover the contained silver. The Company's work will investigate this in detail and seek to improve project economics.

            The second agreement grants the Company the right to mine and sell 600,000 tonnes of the richest silver stockpiles to a nearby smelter, which will use them as flux in its smelting operation. A ten-year contract has been negotiated with the smelter and stockpile sales are expected to average approximately 46,000 tonnes per year resulting in annual silver production of approximately 500,000 ounces at an estimated total production cost of less than US$2 per ounce. The purchase price will be US$4.0 million, payable in the Company's common shares valued at current prices, plus a one-third production bonus to Volcan after the Company has recovered its acquisition costs, operating costs, deemed taxes and interest on the acquisition cost.


ITEM 6.     RELIANCE ON SECTION 85(2) OF THE ACT

            This report is not being filed on a confidential basis.

ITEM 7.     OMITTED INFORMATION

            There are no significant facts required to be disclosed herein which have been omitted.

ITEM 8.     SENIOR OFFICERS

            For Further information, please contact:

            Name:         Gordon Jang
            Office:       Controller and Corporate Secretary
            Telephone:    (604) 684-1175


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ITEM 9.     STATEMENT OF SENIOR OFFICER

            The foregoing accurately discloses the material change referred to herein.


            DATED at Vancouver, British Columbia, this ___ day of November,
            2002.




                           /s/ Gordon Jang
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                           Signature of a senior officer of the reporting issuer

                           Gordon Jang, Controller and Corporate Secretary


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